Factory Premises Lease Rental Agreement

(Contract No: (2018))

Lessor (hereinafter referred to as Party A): Shanghai Shengyu Culture Development Co., Ltd.

Address: No. 185, Zhangjiang Road, Pudong New Area, Shanghai

Post Code: 201203

Legal Representative: Lu Mingfu

Contact Person: Miao Min

Tel: 58550306 58555050

Lessee (hereinafter referred to as Party B): ACM Research (Shanghai) Inc.

Address: Building 4, No. 1690, Cailun Road, Zhangjiang, Pudong New Area, Shanghai

Postcode: 201203

Legal representative: WANG HUI

Contact: Wang Jian

Tel: 50808868

According to the Contract Law of the People's Republic of China and the Regulation of Shanghai Municipality on Lease of Urban House, Party A and Party B have executed this Contract through negotiation in the matters of leasing the Premises legally owned by Party A to Party B. This contract is based upon the principles of equality, voluntariness, fairness and good faith.

Article 1 The Situation of Leasing Premises

1.1 The Premises leased to Party B by Party A is located at Building 2 (the entire building), No. 365, Chuanhong Road, Shanghai (hereinafter referred to as the factory building). The total building area of the leased factory building is 9858.57 square meters (based on the area shown on the Property Ownership Certificate). The floor plan of the factory building is attached as Appendix I of this contract. (Note: Due to the area adjustment of the 1st floor, the rent and deposit have been adjusted correspondingly. For details, please see the Supplemental Agreement).

1.2 As the property owner of the factory building, Party A has established a lease relationship with Party B. Before signing this contract, Party A already presented to Party B the Land Use Rights Certificate and the Property Ownership Certificate (see Appendix I of this contract, the Property Ownership Certificate No. of this factory building is [Shanghai Real Estate Pu (2011) No. 068244]). In addition, Party A has already informed Party B the land of the factory building has been mortgaged and provided Party B with the Mortgage Commitment.

Article 2 Usage of the Premises

2.1 The use nature of the factory building is industrial factory building.

2.2 Party A has checked Party B's business license and corresponding qualification certificates for production and operation. Party B promises to Party A that the factory building is leased in strict accordance with the approved production and operation scope and use nature of the factory building, and the factory building will be used for Assembling of semiconductor equipment, storage and office work.

2.3 Party B guarantees that during the leasing term, without getting the written consent of Party A and the approval of the related authorities of safety production supervision and fire protection according to regulations, it shall not change the usage of the factory building and engage in the production and operation of products other than the ones specified in above terms.

Article 3 Delivery Date and Leasing Term

3.1 Both Parties agree that Party A shall hand over the factory building to Party B before January 16th, 2018. In addition, the period from January 16th, 2018 to February 15th, 2018 is a rent-free period. During the rent-free period, Party B shall bear the costs of utilities, such as water, electricity and gas, and property management fees incurred in the use of the factory building. The payment of property management fees will commence on January 16th, 2018. The leasing term is Five (5) years, from January 16th, 2018 to January 15th, 2023.

3.2 Party B shall return the factory building to Party A on time upon the expiration of leasing term. Party B shall apply for extension in writing to Party A Three (3) months before the expiration of leasing term if Party B intends to continue the lease. After getting Party A's approval, Party A and Party B shall sign a separate lease agreement for the renewal of the lease. Party A agrees that the rent increase for the lease renewal of the factory building will not be higher than 20% of the rent in year 2022, and Party B has the right to renew the lease under the same lease conditions.

3.3 Notwithstanding the agreement in Article 3.2 of this contract, if Party B's written request for lease renewal of the factory building specifies the rent increase is 20% of the rent in year 2022 and if Party A agrees with Party B's right to renew the lease based on the rent specified in the written request for lease renewal, Party A shall sign a separate lease agreement with Party B for the renewal.

Article 4 Rent, Payment Method and Term

4.1 Party A and Party B agree that, from January 16th, 2018 to January 15th, 2019, Party B will only lease the first floor of the factory building. The building area of the first floor is 4929.29 square meters and the rent of one square meter for one day is 1.8 yuan. Calculated as 365 days in a year, the monthly rent is (RMB) 269,879 yuan (Two hundred sixty nine thousand, eight hundred and seventy nine yuan). Party A promises to vacate the second floor of the factory building during this period and does not lease it to others.

From January 16th, 2019, Party B will lease the factory building according to the entire area of the building, that is, the leased area is 9858.57 square meters and the rent for the entire building is 1.3 yuan per square meter per day. Calculated as 365 days in a year, the monthly rent is (RMB) 389,824 yuan (Three hundred eighty nine thousand, eight hundred and twenty four yuan).

After Party A collects the rent of the factory building, Party A shall issue an invoice for the rent of the factory building to Party B.

4.2 During the leasing term, the rent is paid on a three-month basis. Party A and Party B agree that the first term of the lease (i.e., January 16th, 2018 to February 15th, 2018) is a rent-free period, and Party B does not need to pay rent to Party A for the rent-free period.

Within Five (5) business days after the signing of this contract, Party B shall pay Party A the amount equivalent to three months' rent, i.e., (RMB) 809,637 yuan (Eight hundred and nine thousand, six hundred and thirty seven yuan), as the first rent payment. From May 16th, 2018, Party B shall pay Party A the rent for the next term in a lump sum payment Ten (10) days before the end of the previous term. The total rent for every three-month term is (RMB) 809,637 yuan (Eight hundred and nine thousand, six hundred and thirty seven yuan). If the rent is overdue, Party B shall pay a late payment fee of 0.5% of the current daily rent for each day of late payment. For details of the time and amount of rent payment, please refer to the "Rental Payment Schedule" in Appendix II.

4.3 The rent is paid by Party B to the bank account designated by Party A. Party B pays the rent through the following method: Check, bank transfer.

4.4 From January 16th, 2020, the rent will be increased by 5% per year on the basis of the previous year's rent, that is, from January 16th, 2020 to January 15th, 2021, the rent of one square meter for one day is 1.365 yuan (RMB). The monthly rent is (RMB) 409,316 yuan (Four hundred and nine thousand, three hundred and sixteen yuan);

From January 16th, 2021 to January 15th, 2022, the rent of one square meter for one day is 1.43325 yuan (RMB), and the monthly rent is (RMB) 429,781 yuan (Four hundred twenty nine thousand, seven hundred and eighty one yuan);

From January 16th, 2022 to January 15th, 2023, the rent of one square meter for one day is 1.50491 yuan (RMB), and the monthly rent is (RMB) 451,270 yuan (Four hundred fifty one thousand, two hundred and seventy yuan);

Article 5 Security Deposit and Other Fees

5.1 Party A and Party B agree that, within Five (5) business days after the signing of this contract, Party B shall pay Party A (RMB) 539,758 yuan (Five hundred thirty nine thousand, seven hundred and fifty eight yuan) as the security deposit of this contract. In addition, before December 25, 2018, Party B shall pay Party A an additional security deposit for the lease of the entire building in an amount of 239,890 yuan (Two hundred thirty nine thousand, eight hundred and ninety yuan).

5.2 During the leasing term, Party B shall bear the costs of utilities, such as water, electricity and gas, and property management fees incurred in the use of the factory building. All other expenses shall be borne by Party A.

5.3 During the leasing term, Party B shall handle the relevant environmental assessment and fire-fighting procedures, and undertake relevant expenses and risks. Party A shall provide Party B with necessary assistance.

Article 6 Requirements for the Use of the Factory Building

6.1 During the leasing term, Party B shall promptly notify Party A to repair any damage or malfunction of the factory building and its ancillary facilities or any damage caused by the fault of third Party; Party A shall perform repairs within Five (5) days after receiving the notice from Party B and the expenses of repair shall be borne by Party A. If the damage or malfunction is not repaired within the time limit, Party B may repair it on behalf of Party A and the expenses shall be borne by Party A.

6.2 During the leasing term, Party B shall reasonably use and care for the factory building and its ancillary facilities. Party B shall be responsible for the repair of damage or malfunction of the factory building and its ancillary facilities due to improper or unreasonable use by Party B. If Party B refuses to repair such damage or malfunction, Party A can repair on behalf of Party B and the expenses shall be borne by Party B.

6.3 During the leasing term, Party A and Party B shall ensure that the factory building and facilities are in a normal operational and safe state. Party A shall notify Party B five days in advance of the inspection of the factory building when performing safety management duties, and Party B shall cooperate with such inspection. However, the inspection shall not affect the normal business operations of Party B. Where Party A discovers a hidden safety hazard in the production operation of Party B, Party A has the right to inform Party B in writing and request Party B to carry out rectification.

6.4 If Party B needs to add special equipment for business operation, or if Party B needs to renovate the building, needs to change the technical process, or needs to modify relevant facilities and equipment of Party A, Party B shall obtain prior written consent from Party A, and Party A shall not refuse or delay the approval of such request without an adequate reason. Party B shall be responsible for handling the relevant approval procedures and bear the relevant expenses, and Party A shall provide Party B with necessary cooperation and assistance.

6.5 Party B must operate according to law and must not store flammable, explosive, toxic and other pollutants in the factory zone. During the leasing term, Party B shall be responsible for the internal security work, such as fire prevention, explosion prevention, and theft prevention, of its products.

6.6 Upon the termination of the lease, the remaining security deposit received by Party A shall be refunded to Party B free of interest within Ten (10) business days after all the procedures for returning the factory building to Party A have been completed and after the expenses borne by Party B per the contract have been deducted.

Article 7 The State of the Returned Factory Building

7.1 Except that Party A agrees Party B to extend this contract, Party B shall return the factory building and relevant facilities/equipment within Ten (10) days after the expiration of the leasing term. In case Party B fails to do so without the consent of Party A, for each day of overdue, Party B shall pay Party A twice the amount of the daily rent in the last leasing term for the occupation fee of the premises.

7.2 Party B shall return the factory building and relevant facilities/equipment after the expiration of the leasing term or when Party B terminates the leasing term prematurely, and shall ensure that the state of the factory building and relevant facilities/equipment conforms to the state after normal use. Upon return, Party A shall inspect the factory building and relevant facilities/equipment according to the agreement in Appendix III of the contract, and settle with Party B regarding the expenses that shall be borne by each Party.

Article 8 Subletting, Transfer and Exchange

8.1 Party B may be allowed to sublet the factory building in part or in whole to third Party only after getting Party A's written consent during the leasing term. When Party B sublets the factory building to third Party, Party B shall enter into a written sublet contract with the third Party as required.

8.2 During leasing term, Party B shall not sublet the factory building to third Party unless a written consent from Party A has been granted. After subletting, the successor of the lease right of the factory building shall execute a principal part alteration contract (including the procedure for changing the security deposit) with both Party A and Party B to continue fulfill this contract.

Before the execution of the principal part alteration contract, the lease contract between Party A and Party B remains valid.

8.3 During the leasing term, Party A shall inform Party B Three (3) months in advance if Party A sells the factory building and Party B shall have the right of preemption under the same condition. If Party B waives the right of preemption, Party A shall explain to the third Party purchaser about the lease of the factory building when selling the factory building. Party A shall procure and ensure that the new property owner of the factory building agrees to execute the obligation of the lessor specified in this contract.

Article 9 Termination of the Contract

9.1 During the leasing term, the contract shall be terminated when any of the following condition occurs and two Parties shall not be responsible for each other:

(1) The right to the use of land, on which the factory building is located, be taken back legally before the expiration of the leasing term.

(2) The factory building is taken back legally for public interest.

(3) The factory building is taken back legally because it is located in the area of property demolition for the city's construction.

(4) During the leasing term, the factory building is identified as dangerous, or be damaged or destroyed due to force majeure

(5) Party A and Party B may terminate this contract after deliberation and agreement.

9.2 Party A and Party B agree that one Party may inform the other Party in writing to terminate the contract under one of following conditions. The defaulting Party shall pay to the other Party the liquidated damages equivalent to Three (3) times the monthly rent at that time. If the financial losses incurred to the other Party exceed the amount of the liquidated damages, the defaulting Party shall compensate for the difference between the actual loss of the other Party and the liquidated damages:

(1) Party A fails to deliver this factory building and related facilities/equipment on schedule and fails to do so within Ten (10) days after the reception of Party B's summon exhortation.

(2) The factory building and related facilities/equipment delivered by Party A are not in accordance with the agreement of this contract and cannot fulfill the aim of the lease, and the situation has not been corrected within Ten (10) days after the request by Party B.

(3) Party A finds that Party B has hidden safety hazard in its production operation, and Party B refuses to rectify or fails to rectify it within a reasonable time period after receiving the written notice from Party B.

(4) Party B changes the usage of the factory building to engage in business activities other than those stipulated in the first paragraph of Article 2 without the written agreement of Party A and the approval of relevant authorities.

(5) Without the written agreement of Party A and the approval of authorities relevant to safety production supervision and fire protection, Party B adds or renovates special equipment, or engages in the production, business, transportation, storage, application and handling of hazardous objects or hazardous chemical waste.

(6) Party B sublets the factory building or exchanges the lease right of the factory building with others without the written agreement of Party A.

(7) Party B fails to pay the rent on schedule for longer than One (1) month.

Article 10 Special Agreement on the Clause of Default

10.1 If Party A mortgages the land where the factory building is located or sells the factory building to a third Party other than Party B within the leasing term, thereby affecting Party B's continued operation at the address of the factory building and inducing losses to Party B, Party A shall pay Party B the liquidated damages equivalent to Three (3) times the monthly rent at that time. If the financial losses incurred to Party B exceed the amount of the liquidated damages, Party A shall compensate for the difference between the actual loss of the other Party and the liquidated damages.

10.2 Unless specified in this contract, if Party A terminates this contract without the consent from Party B and takes back the factory building prematurely during the leasing term, Party A shall pay Party B the liquidated damages equivalent to Three (3) times the monthly rent at that time. If the financial losses incurred to Party B exceed the amount of the liquidated damages, Party A shall compensate for the difference between the actual loss of the other Party and the liquidated damages.

10.3 During leasing term, according to the agreement in Article 6 of this contract, if Party A fails to promptly perform the responsibilities for repair and maintenance stipulated in the contract, thus causing damage to the structure of the factory building and related facilities/equipment, and preventing Party B from operating normally, Part A shall compensate for any loss incurred to Party B.

10.4 If Party B modifies the structure of the factory building without obtaining written consent from Party A or if the modification exceeds the scope and requirements specified in Party A's written consent, or if Party B violates relevant technical standards and fire safety regulations to carry out the renovation of power lines, to change technical processes or to modify production facilities, Party A has the right to request Party B to restore the factory building and related facilities/equipment to their original conditions and compensate Party A for the actual losses.

10.5 Unless specified in this contract, if Party B terminates this contract without the consent from Party A during the leasing term, Party B shall pay Party A the liquidated damages equivalent to Three (3) times the monthly rent at that time. If the financial losses incurred to Party A exceed the amount of the liquidated damages, Party B shall compensate for the difference between the actual loss of Party A and the liquidated damages. Party A can deduct the compensation from the security deposit of the lease. If the security deposit is not sufficient to pay for the entire compensation, the insufficient portion shall be paid by Party B separately.

Article 11 Dispute Resolution

11.1 This contract is governed by the laws and regulations of the People's Republic of China.

11.2 Party A and B shall make the supplementary agreements for the unaccounted term of this contract through negotiation between Party A and B. All supplementary terms in the agreement and Appendix shall be integral parts of this contract and shall have the same legal effect.

11.3 Any dispute arising out during the performance of the contract shall be resolved by friendly consultations. If an amicable agreement cannot be reached, Party A and Party B agree to solve the dispute by the method (b) listed below.

(a) Submit the dispute to the Arbitration Commission of Shanghai;

(b) Submit the dispute to People's Court in Pudong New Area, Shanghai in accordance with the law.

11.4 This contract shall become effective after it has been signed and stamped by both Parties.

11.5 This contract together with the Appendix has Two (2) originals between Party A and Party B. Party A holds One (1) copy and Party B holds One (1) copy. Both of the originals have the same legal effect.

Party A: Signature (Seal): [Seal: Shanghai Shengyu Culture Development Co., Ltd.] Identification Card No.: Contact information: Date: January 12, 2018	Party B: Signature (Seal): [Seal: ACM Research (Shanghai) Inc.] Identification Card No.: Contact information: Date: January 12, 2018

Supplementary Agreement

1. The property management fee for the lease of the factory building by Party B is 2.1 yuan (RMB) per square meter per month. From January 16th, 2018 to January 15th, 2019, the monthly property management fee is 10,351.51 yuan. From January 16th, 2019, the monthly property management fee is 20,703.00 yuan. Party B shall pay the property management fee to Shanghai Renlian Property Management Co., Ltd. For specific rules for the implementation of property management fee, please see the Property Convention.

2. During the leasing term, Party A agrees to provide Party B with Ten [10] parking spaces free of charge. If Party B needs to rent additional parking spaces, Party B can submit an application to the property management company, which will arrange the allocation of parking spaces. The monthly rent for the aboveground parking space is Fifty (50) yuan per vehicle, the monthly rent for the underground parking space is One hundred (100) yuan per vehicle (if applicable). Before the 10th day of each month, Party A shall pay the property management company for the free parking spaces it provides to Party B. Before the 10th day of each month, Party B shall pay the property management company for the rent of any additional parking space. If the payment is overdue, the property management company has the right to sublet such parking spaces to others. For the rent of parking space that shall be paid by Party A to the property management company, if Party A fails to pay the rent of parking space on time, Party B may pay the rent on behalf of Party A and subsequently request reimbursement from Party A or deduct the amount from the rent of next term. Party B shall have the priority leasing the parking spaces located around the factory building leased by Party B. If the property management company plans to rent such parking spaces to others, Party B shall be consulted first.

3. The use of cargo transportation passages, unloading areas and public areas as well as the establishment of external logos shall be carried out in accordance with the relevant rules formulated by Shanghai Renlian Property Management Co., Ltd.

4. If Party B needs to add other temporary operation facilities, Party B shall inform Party A in writing in advance and obtain the written consent from Party A before Party B may proceed. In order to ensure the image of the industrial park, Party B shall not hang ancillary facilities, such as air conditioners, electrical appliances and light box advertisements, on the outer wall of the factory building along the main road of the industrial park. The plan for the hanging of company name or logo shall be discussed with Party A in advance and Party A shall not refuse it without an adequate reason.

5. Party A shall provide Party B with independent meters for water and electricity consumption, and Party B shall pay corresponding fees according to the amount recorded in the meters. The standard power distribution provided by the industrial park to the factory building is 200KVA. During the leasing term, Party A agrees to provide Party B with 600KVA power supply, but

Party B shall bear the relevant expenses for the part exceeding the standard power distribution provide by the industrial park.

6. If Party B needs to install indoor water supply and sewage devices or to carry out interior renovation, Party B shall provide Party A in advance with the renovation plan and the diagram of relevant pipelines. Party B may proceed with the construction only after obtaining the consent from Party A.

7. The property management company shall coordinate with the water supply authority to provide Party B with required 24-hour supply of tap water. The property management company is responsible for installing the water supply main pipe and water meter to the location designated by Party A and bear corresponding project expenses. Party B is responsible for the installation and cost of the distribution water pipeline located downstream of the water meter. In the event of a water supply failure (either due to the reasons of Party A, the property management company, or the water supply authority) which lasts more than Twenty-Four (24) hours, Party A shall (or urge the property management company) to take necessary temporary water supply measures to ensure that Party B's demand of normal water use is satisfied.

8. Party A allows Party B to install a liquid nitrogen tank outside the leased area of the factory building (see Appendix 5 for the detailed instruction for the operation of the liquid nitrogen tank). The area occupied by the liquid nitrogen tank is about 15 square meters. The size of the liquid nitrogen tank is 2.5 meters in diameter and 6 meters in height. Party B shall inform Party A in writing about the specific installation location of the liquid nitrogen tank in advance, and Party B may only install the liquid nitrogen tank after obtaining the consent of Party A. Party B shall obtain the approval for the installation of the liquid nitrogen tank from relevant authorities and promise to Party A that Party B shall use the liquid nitrogen tank safely. Otherwise, Party A has the right to request Party B to stop using the liquid nitrogen tank, dismantle relevant equipment and bear the incurred losses.

9. Party A permits Party B to install large external air-conditioning units outdoors. After Party B provides Party A with relevant drawings, Party A shall actively cooperate with Party B to assist Party B's effort in the installation of outdoor air-conditioning units.

Party A:

Signed by legal/authorized representative [Seal: Shanghai Shengyu Culture Development Co., Ltd.]

Party B:

Signed by legal/authorized representative [Seal: ACM Research (Shanghai) Inc.]

Signed on: January 12, 2018

Appendix I: Floor plan





Appendix II

Rental Payment Schedule

Before 2018.01.16 (Within 5 business days after the signing of the contract)	First rent payment and security deposit	1349395 yuan
By 2018.05.05	2018.05.16-2018.08.15	809637 yuan
By 2018.08.05	2018.08.16-2018.11.15	809637 yuan
By 2018.11.05	2018.11.16-2019.02.15 (including additional security deposit)	1169472 yuan
By 2019.02.05	2019.02.16-2019.05.15	1169472 yuan
By 2019.05.05	2019.05.16-2019.08.15	1169472 yuan
By 2019.08.05	2019.08.16-2019.11.15	1169472 yuan
By 2019.11.05	2019.11.16-2020.02.15	1188964 yuan
By 2020.02.05	2020.02.16-2020.05.15	1227948 yuan
By 2020.05.05	2020.05.16-2020.08.15	1227948 yuan
By 2020.08.05	2020.08.16-2020.11.15	1227948 yuan
By 2020.11.05	2020.11.16-2021.02.15	1248413 yuan
By 2021.02.05	2021.02.16-2021.05.15	1289343 yuan
By 2021.05.05	2021.05.16-2021.08.15	1289343 yuan
By 2021.08.05	2021.08.16-2021.11.15	1289343 yuan
By 2021.11.05	2021.11.16-2022.02.15	1310832 yuan
By 2022.02.05	2022.02.16-2022.05.15	1353810 yuan
By 2022.05.05	2022.05.16-2022.08.15	1353810 yuan
By 2022.08.05	2022.08.16-2022.11.15	1353810 yuan
By 2022.11.05	2022.11.16-2023.1.15	902540 yuan

Appendix III

State of Existing Renovation, Ancillary Facilities and Equipment

Ground: Cement ground

Interior wall: Brick and structural column structure, with cement mortar painting

Exterior wall: Brick and structural column structure, with cement mortar painting

Ceiling and lighting: Lighting lamp

Fire prevention: Fire hydrant and smoke detection system

Due to the special nature of the business operation, if there are other demands in terms of the decoration and renovation, such demands shall be specifically negotiated by both Parties and confirmed by Party A. The relevant expenses shall be borne by Party B.

Equipment and Facilities

Air Conditioning: Party B shall be responsible for the installation and bear the relevant expenses.

Power supply: The property management company shall coordinate with the power supply authority to provide Party B with 24-hour supply of lighting and power consumption required for business operations (except for the maintenance and troubleshooting conducted by the power supply authority in charge of the area where the factory building is located).

In the event of a power failure (either due to the reasons of Party A, the property management company, or the power supply authority) which lasts more than Twenty-Four (24) hours, Party A shall (or urge the property management company) to take necessary temporary power supply measures to ensure that Party B's demand of normal electricity use is satisfied.

Fire prevention, fire alarm and sprinkler systems: Party A shall provide fire protection systems and facilities as required by the regulations. Party B shall design the drawings for relevant fire protection, fire alarm and sprinkler terminals and report to the local fire department. Upon approval, the installation of fire protection, fire alarm and sprinkler terminals shall be carried out by a professional company of fire protection designated by the property management company. Party B shall be responsible for the expenses of materials and installation of above facilities.

Telephone and network cables: Telephone and network cables will be provided up to the low voltage circuit breaker box installed in each building unit. Party B shall be responsible for the design, construction and installation of telephone and network cables downstream of the low voltage circuit breaker box. In addition, Party B shall report such installations to relevant authorities.

Water supply: 24-hour supply of tap water shall be provided to the business site of Party B to meet the demand of Party B. The water supply main pipe and water meter shall be installed at the location designated by Party A, who will be responsible for the project and corresponding expenses. Party B is responsible for the installation and cost of the distribution water pipeline located downstream of the water meter.

The pipelines and equipment in bathrooms shall meet the requirements of Party B.

Appendix IV

Property Delivery Confirmation

Party A and Party B hereby declare that Party A has delivered the property to Party B on January 16th, 2018. From the date of delivery, the property is under the control of Party B, and the two parties do not need to go through other delivery procedures.

The two parties confirmed that the building area of the property is 9858.57 square meters (the calculation of rent and property management fees in this contract is based and the area shown on the Property Ownership Certificate).

The two parties confirmed that the property already has the following defects upon delivery:

[/]

Party A:

Signed by legal/authorized representative [Seal: Shanghai Shengyu Culture Development Co., Ltd.]

Party B:

Signed by legal/authorized representative [Seal: ACM Research (Shanghai) Inc.]

Signed on:

Annex V

Instructions for the use of liquid nitrogen tank

Due to the business demand of our company, liquid nitrogen is required to blow dry equipment pipelines in the production process, so it is necessary to install an outdoor liquid nitrogen tank. The liquid nitrogen tank has a diameter of 2.5 meters and a height of 6 meters.

Liquid nitrogen is an inert, colorless, odorless, non-corrosive, non-flammable, non-explosive, and extremely low temperature gas. Our company promises to strictly follow the rules for the use of liquid nitrogen to ensure its safety.

Our company is solely responsible for the safety hazards caused by the non-standard operation of our company.

ACM Research (Shanghai) Inc.

[Seal: ACM Research (Shanghai) Inc.]

Date: January 11, 2018

Supplemental Agreement

This supplemental agreement is signed by the following Parties:

Shanghai Shengyu Culture Development Co., Ltd. (hereinafter referred to as Party A)

ACM Research (Shanghai) Inc. (hereinafter referred to as Party B)

In view of the fact that Party A and Party B have signed the contract for leasing the factory building located at Building 2, No. 365, Chuanhong Road, Shanghai (hereinafter referred to as the factory building), both Party A and Party B have reached a supplementary agreement on the adjustment of the area of the factory building as follows:

Article 1 After deducting the area of public distribution room facilities located on the first floor of the factory building, the building area of the factory building has been adjusted to 9629.87 square meters, and the building area of the first floor has been adjusted to 4700.58 square meters.

Article 2 Due to the adjustment of the building area of the first floor, the monthly rent has been adjusted accordingly.

From January 16th, 2018 to January 15th, 2019, the monthly rent has been adjusted to RMB 257,357 yuan (Two hundred fifty seven thousand, three hundred and fifty seven yuan).

From January 16th, 2019 to January 15th, 2020, the monthly rent has been adjusted to RMB 380,781 yuan (Three hundred eighty thousand, seven hundred and eighty one yuan).

From January 16th, 2020 to January 15th, 2021, the monthly rent has been adjusted to RMB 399,820 yuan (Three hundred ninety nine thousand, eight hundred and twenty yuan).

From January 16th, 2021 to January 15th, 2022, the monthly rent has been adjusted to RMB 419,811 yuan (Four hundred nineteen thousand, eight hundred and eleven yuan).

From January 16th, 2022 to January 15th, 2023, the monthly rent has been adjusted to RMB 440,801 yuan (Four hundred forty thousand, eight hundred and one yuan).

Article 3 Due to the adjustment of the building area, the security deposit has also been adjusted accordingly. Within Five (5) business days after the signing of the lease contract of the factory building, Party B shall pay Party A (RMB) 514,714 yuan (Five hundred fourteen thousand, seven hundred and fourteen yuan) as the security deposit. Before December 25th, 2018, Party B shall pay Party A an additional security deposit for the entire leased factory building in the amount of 246,848 yuan (Two hundred forty six thousand, eight hundred and forty eight yuan).

Article 4 Due to the adjustment of the building area, the property management fees shall also be adjusted accordingly. From January 16th, 2018 to January 15th, 2019, the monthly property

management fee of the factory building is 9871.22 yuan. From January 16th, 2019, the monthly property management fee of the factory building is 20,222.73 yuan.

Article 5 Due to the adjustment of the building area, the security deposit and rent payment shall be adjusted accordingly as shown in the following table of "Rental Payment Schedule".

Before 2018.01.16 (Within 5 business days after the signing of the contract)	First rent payment and security deposit	1286785 yuan
By 2018.05.05	2018.05.16-2018.08.15	772071 yuan
By 2018.08.05	2018.08.16-2018.11.15	772071 yuan
By 2018.11.05	2018.11.16-2019.02.15 (including additional security deposit)	1142343 yuan
By 2019.02.05	2019.02.16-2019.05.15	1142343 yuan
By 2019.05.05	2019.05.16-2019.08.15	1142343 yuan
By 2019.08.05	2019.08.16-2019.11.15	1142343 yuan
By 2019.11.05	2019.11.16-2020.02.15	1161382 yuan
By 2020.02.05	2020.02.16-2020.05.15	1199460 yuan
By 2020.05.05	2020.05.16-2020.08.15	1199460 yuan
By 2020.08.05	2020.08.16-2020.11.15	1199460 yuan
By 2020.11.05	2020.11.16-2021.02.15	1219451 yuan
By 2021.02.05	2021.02.16-2021.05.15	1259433 yuan
By 2021.05.05	2021.05.16-2021.08.15	1259433 yuan
By 2021.08.05	2021.08.16-2021.11.15	1259433 yuan
By 2021.11.05	2021.11.16-2022.02.15	1280423 yuan
By 2022.02.05	2022.02.16-2022.05.15	1322403 yuan
By 2022.05.05	2022.05.16-2022.08.15	1322403 yuan
By 2022.08.05	2022.08.16-2022.11.15	1322403 yuan
By 2022.11.05	2022.11.16-2023.1.15	881602 yuan

This Supplemental Agreement is in duplicate. Party A and Party B each hold one copy and both copies have the same legal effect.

Party A: (seal)

Party B: (seal)

January 18, 2018